CAREMATRIX CORPORTION
              LIST OF SUBSIDIARY ENTITIES AND PERCENTAGE OWNERSHIP

                                       Percentage       Date of Incorporation
          Subsidiary                   Ownership          or Organization
          ----------                   ---------          ---------------
Adams Square, Inc.                           30%*         March 22, 1993
Adams Square LP                             0.3%**         July 1, 1993
AMA New Jersey Development, Inc.            100%           July 7, 1995
Bailey Retirement Center, Inc.              100%           June 18, 1992
CareMatrix of Amethyst Arbor, Inc.          100%           April 9, 1996
CareMatrix of Emerald Springs,              100%           March 7, 1996
Inc.
CareMatrix of Darien, Inc.                  100%          March 15, 1996
CareMatrix of Massachusetts, Inc.           100%           March 7, 1996
CareMatrix of ARI, Inc.                     100%         December 1, 1995
CareMatrix of Cypress Station,              100%          March 25, 1996
Inc.
CareMatrix of Amber Lights, Inc.            100%          March 25, 1996
CarePlex of Miami Shores, Inc.              100%         December 1, 1995
CarePlex of Cragganmore, Inc.               100%           March 1, 1996
CarePlex of Homestead, Inc.                 100%         December 1, 1995
CCC of Maryland, Inc.                       100%           July 24, 1996
Dominion Villages, Inc.                     100%         October 19, 1993
Lakes Region Villages, LLC                   51%           April 5, 1995
Lowry Place LP                               80%         December 21, 1993
Lowry Village, Inc.                         100%         December 15, 1993
Piedmont Villages, Inc.                     100%         January 27, 1996
Standish Lakes Region Villages,             100%         February 9, 1995
Inc.
Standish Marketing, Inc.                    100%         January 14, 1993
Stan/Oak Development Corp.                  100%          April 28, 1993
------------
 *Owned through Stan/Oak Development Corp.
**Owned through Adams Square, Inc.